                                     FORM OF
                                ESCROW AGREEMENT



         ESCROW AGREEMENT, dated ________ ___, 2001, by and among (i) LaBranche & Co Inc., a Delaware corporation ("PURCHASER"), (ii) the Representatives (as defined in Section 1 hereof), for and on behalf of the individuals listed on
SCHEDULE I hereto (the "STOCKHOLDERS") and (iii) ___________________________ (the "ESCROW AGENT").



                       B A C K G R O U N D  F A C T S:
                       - - - - - - - - - -  - - - - -

         A. Pursuant to an Agreement and Plan of Merger dated as of January 18, 2001 (the "MERGER Agreement"), by and between Purchaser and ROBB PECK McCOOEY Financial Services, Inc., a Delaware corporation ("TARGET"), the Stockholders have received, as partial consideration for the outstanding shares of Common Stock of Target held by them, shares of Series A Preferred Stock, $.01 par value per share, of Purchaser (the "PURCHASER SERIES A PREFERRED STOCK").

         B. Pursuant to the Merger Agreement, the Stockholders are obligated to indemnify Purchaser for certain loss contingencies, and the Stockholders have acknowledged such obligation in separate RPM Stockholder Agreements entered into by and between Purchaser and each Stockholder (individually, a "Stockholder Agreement" and collectively, the "Stockholder Agreements").

         C. Pursuant to the Merger Agreement, if there is an Adjusted Net Book Value Deficiency (as defined in the Merger Agreement), the Stockholders are severally obligated to return to Purchaser certain shares of Purchaser Series A Preferred Stock received by them pursuant to the Merger Agreement which, in the aggregate, have a liquidation preference equal to the amount of such Adjusted Net Book Value Deficiency.

         D. It is a requirement under the Merger Agreement that the Representatives, Purchaser and the Escrow Agent shall have executed and delivered an agreement in the form hereof, the purpose of which is to provide a fund consisting of the shares of Purchaser Series A Preferred Stock delivered to the Escrow Agent pursuant to the Merger Agreement and deposited as provided herein to satisfy the several obligations of the Stockholders to (i) indemnify Purchaser pursuant to the Merger Agreement and (ii) return shares of Purchaser Series A Preferred Stock to Purchaser in the event, and to the extent, of any Adjusted Net Book Value Deficiency pursuant to the Merger Agreement.

         E. The Representatives have been authorized to enter into and perform this Agreement for and on behalf of the Stockholders.



                               A G R E E M E N T:
                               - - - - - - - - -

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. CERTAIN DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following meanings:

                  "ADJUSTMENT SHARES" shall have the meaning set forth in
         Section 4(a) hereof.

                  "ALLOCABLE PORTION" shall have the meaning set forth in
         Section 4(a) hereof.

                  "CLAIM CERTIFICATE" shall have the meaning set forth in
         Section 4(b)(i) hereof.

                  "ESCROW CERTIFICATES" shall have the meaning set forth in
         Section 3 hereof.

                  "ESCROW FUND" shall mean the sum of the Escrowed Purchaser Shares and any other securities delivered to the Escrow Agent pursuant to Section 7 hereof.

                  "ESCROWED PURCHASER SHARES" shall mean the shares of Purchaser Series A Preferred Stock at any time represented by the Escrow Certificates delivered to the Escrow Agent as provided in Section 3 and any other securities received by the Escrow Agent as provided in
         Section 7 hereof. For all purposes of this Agreement, the value of any Escrowed Purchaser Shares shall be equal to their aggregate liquidation preference (which the parties hereto agree is equal to $1,000 per Escrowed Purchaser Share), excluding any portion of such liquidation preference in respect of accrued but unpaid dividends.

                  "FINAL DETERMINATION" shall mean the settlement of any dispute or the final decision of any court or arbitration panel of competent jurisdiction which has become final and non-appealable.

                  "INDEMNITY SHARES" shall have the meaning set forth in Section 4(b)(i) hereof.

                  "RETURN CERTIFICATE" shall have the meaning set forth in
         Section 4(a) hereof.

                  "STOCKHOLDER ACCOUNT" shall have the meaning set forth in
         Section 3 hereof.

                  "STOCKHOLDER LOSSES" shall mean the amount of indemnifiable Liabilities or Losses for which a Stockholder is finally determined to be liable pursuant to, and in accordance with, Section 10.2(b) of the Merger Agreement, subject to the limitations, terms and conditions with respect thereto contained in the Merger Agreement.

                  "TARGET LOSSES" shall mean the amount of indemnifiable Liabilities or Losses for which the Stockholders and Option Holders are finally determined to be liable pursuant to, and in accordance with, Sections 10.2(a) and 10.4 of the Merger Agreement, subject to the limitations, terms and conditions with respect thereto contained in the Merger Agreement.

                  "TERMINATION DATE" shall mean the earlier of (i) the date which is eighteen (18) months after the Closing Date, or (ii) the date on which Purchaser and the Representatives terminate this Agreement pursuant to the terms hereof.

         Capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

         2. ESCROW FUND. This Agreement has been executed and delivered, and the Escrow Fund has been established, for the purpose of providing (i) a fund for the satisfaction of the Stockholders' indemnification obligations in accordance with, and subject to the limitations contained in, Article X of the Merger Agreement and (ii) a fund for the satisfaction of the Stockholders' several obligations to return shares of Purchaser Series A Preferred Stock to Purchaser pursuant to Section 3.4(b)(i) of the Merger Agreement in the event, and to the extent, of any Adjusted Net Book Value Deficiency. The Escrow Fund shall be held by the Escrow Agent as a trust fund in a separate account maintained for the purpose, on the terms and subject to the conditions of this Agreement. The Merger Agreement contains provisions which establish the notice requirements and mechanics of defense for all claims of indemnification and claims for the return of Escrowed Purchaser Shares in the event of any Adjusted Net Book Value Deficiency for which the Escrow Fund is available, and such provisions are incorporated by reference herein. This Agreement is not intended to create any rights to indemnification or other payments in addition to those provided in the Merger Agreement.

         3. ESCROWED PURCHASER SHARES. At the Closing, Purchaser shall deliver to the Escrow Agent, for the account of the Stockholders, two separate certificates registered in the name of the Escrow Agent (the "ESCROW CERTIFICATES"), one of which shall be for the number of shares of Purchaser Series A Preferred Stock deliverable pursuant to Section 3.2 of the Merger Agreement, and the second of which shall be for the number of shares of Purchaser Series A Preferred Stock deliverable pursuant to Section 3.3 of the Merger Agreement. The shares of Purchaser Series A Preferred Stock represented by the Escrow Certificates shall be held by the Escrow Agent in accordance with the terms of this Agreement, and shall not, except as provided in Section 6 hereof, be sold or disposed of by the Escrow Agent and shall not be available to, and shall not be used by, the Escrow Agent to set-off any obligations of Purchaser or the Stockholders owing to the Escrow Agent in any capacity. Purchaser shall provide, and the Escrow Agent shall maintain, a written record of the name and address of each Stockholder and the number of Escrowed Purchaser Shares and/or amount of other property credited to his account (the "STOCKHOLDER ACCOUNT"). Initially, the Escrowed Purchaser Shares shall be credited to the Stockholder Accounts in the amounts set forth on SCHEDULE I attached hereto. Thereafter, the Stockholder Accounts shall be adjusted as provided in this Agreement. The interest of a Stockholder in the Escrow Fund shall be transferable and assignable so long as the Escrowed Purchaser Shares credited to the Stockholder Account of such

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Stockholder remain in the Escrow Fund and subject to the terms of this
Agreement, provided that the Escrow Agent (a) shall have received appropriate instruments of transfer in form and substance reasonably acceptable to the Escrow Agent and Purchaser, and (b) is satisfied that the transferee of such Stockholder's interest in the Escrow Fund is aware of the provisions of this Agreement. Notice of any transfer permitted by this Section 3 shall be given to Purchaser and the Escrow Agent, and no such transfer shall be valid until such notice is given.

         4.       CLAIMS AGAINST ESCROW FUND.

                  (a) SECTION 3.2 CLAIMS. The portion of the Escrow Fund consisting of the shares of Purchaser Series A Preferred Stock delivered to the Escrow Agent pursuant to Section 3.2 of the Merger Agreement (the "ADJUSTMENT SHARES") shall be available to satisfy the Stockholders' several obligations to return shares of Purchaser Series A Preferred Stock to Purchaser pursuant to
Section 3.4(b)(i) of the Merger Agreement in the event, and to the extent, of any Adjusted Net Book Value Deficiency, as finally determined pursuant to
Section 3.4 of the Merger Agreement. Upon completion of the determination of the Final Adjusted Net Book Value in accordance with the provisions of Section 3.4(a) of the Merger Agreement, Purchaser and the Representatives shall jointly deliver to the Escrow Agent a certificate ("RETURN CERTIFICATE") stating whether or not Purchaser is entitled to receive any Adjustment Shares and, if so, specifying the number of such Adjustment Shares which Purchaser is entitled to receive in accordance with Section 3.4(b)(i) of the Merger Agreement, whereupon the Escrow Agent shall promptly transfer title and deliver to Purchaser Adjustment Shares equal in value to the amount specified in such Return Certificate and charge each Stockholder Account with that number of such Adjustment Shares which is equal to such Stockholder's allocable portion, as set forth on SCHEDULE I hereto (the "ALLOCABLE PORTION"), of the number of such Adjustment Shares returned to Purchaser. The remainder of the Adjustment Shares (or all the Adjustment Shares in the event there is no Adjusted Net Book Value Deficiency) shall be distributed promptly by the Escrow Agent to the Stockholders pro rata based on their respective Allocable Portions, at their last known address appearing on the records of the Escrow Agent or at such other addresses provided by the Stockholders.

                  (b)      SECTION 3.3 CLAIMS.

                  (i) The portion of the Escrow Fund consisting of the shares of Purchaser Series A Preferred Stock delivered to the Escrow Agent pursuant to
Section 3.3 of the Merger Agreement (the "INDEMNITY SHARES") shall be available as the sole source of payment to Purchaser by the Stockholders in accordance with the Merger Agreement for and in respect of Liabilities and Losses for which Purchaser is entitled to indemnification under Sections 10.2 and 10.4 of the Merger Agreement. If Purchaser shall suffer or incur Liabilities or Losses, it shall provide notice thereof to the Representatives and shall deliver to the Escrow Agent (with a copy also to be delivered simultaneously to the Representatives) a certificate ("CLAIM CERTIFICATE") signed by the Chief Executive Officer or Chief Financial Officer of Purchaser stating that Purchaser has suffered or incurred Liabilities or Losses for which Purchaser is entitled to indemnification from the Stockholders under Section 10.2 or 10.4 of the Merger Agreement in the amount specified in such Claim Certificate (which shall not exceed the value of the Indemnity Shares then remaining in the

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Escrow Fund) and setting forth (i) the basis for such Liabilities or Losses
(including whether such Liabilities or Losses are Target Losses or Stockholder Losses), (ii) the amount of such Liabilities or Losses for which Purchaser is entitled to indemnification under Sections 10.2 and 10.4 of the Merger Agreement, subject to the limitations contained in Section 10.5 of the Merger Agreement, and (iii) the portion of such Liabilities or Losses for which each Stockholder is potentially liable. No Claim Certificate may be delivered by Purchaser after the close of business on the Business Day immediately preceding the Termination Date. If the Escrow Agent does not receive, within twenty (20) Business Days after its receipt of the Claim Certificate, a written notice from the Representatives stating that they dispute Purchaser's assertion that it is entitled to the amount specified in the Claim Certificate, then except as otherwise provided herein, the Escrow Agent shall, subject to the limitations set forth in Section 4(b)(ii) hereof, transfer title and deliver to Purchaser Indemnity Shares equal in value to the amount of the Liabilities or Losses specified in such Claim Certificate, which shall not exceed the value of the Escrowed Purchaser Shares. If the Escrow Agent receives, within twenty (20) Business Days after its receipt of the Claim Certificate, a written notice from the Representatives stating that they dispute Purchaser's assertion that it is entitled to the amount specified in the Claim Certificate, the Escrow Agent shall set aside Indemnity Shares equal in value to the amount of the Liabilities or Losses specified in the Claim Certificate and shall thereafter dispose of such Indemnity Shares only as provided in an instruction signed by both Purchaser and the Representatives or in a Final Determination.

                  (ii) In the event the Liabilities or Losses with respect to which the Escrow Agent has delivered Indemnity Shares to Purchaser out of the Escrow Fund pursuant to Section 4(b)(i) hereof are Target Losses, the Escrow Agent shall reduce the Stockholder Accounts pro rata based on the Stockholders' respective Equity Percentages. In the event the Liabilities or Losses with respect to which the Escrow Agent has delivered Indemnity Shares to Purchaser out of the Escrow Fund pursuant to Section 4(b)(i) hereof are Stockholder Losses, the Escrow Agent shall reduce only the Stockholder Account of the Stockholder or Stockholders responsible for such Stockholder Losses.

                  (c) DELIVERY OF ESCROWED PURCHASER SHARES. Any delivery by the Escrow Agent of Escrowed Purchaser Shares pursuant to Section 4(a) or (b) hereof shall be effected by surrender to Purchaser, or its transfer agent, of the Escrow Certificate representing the Adjustment Shares or the Indemnity Shares (as the case may be) then in the Escrow Agent's possession, whereupon Purchaser, or its transfer agent, shall promptly issue to the Escrow Agent (i) a new certificate representing the number of Escrowed Purchaser Shares required to be delivered pursuant to Section 4(a) or (b) hereof, registered in the name of each such Person to whom such Escrowed Purchaser Shares are to be delivered, whereupon the Escrow Agent shall promptly deliver such new stock certificate to such Person, and (ii) a new Escrow Certificate for the balance of any remaining Escrowed Purchaser Shares represented by the surrendered Escrow Certificate.

                  (d) ADDITIONAL DELIVERY IN RESPECT OF RETURN OF DIVIDENDS. In the event that (i) any Escrowed Purchaser Shares are delivered to Purchaser pursuant to Section 4(a) or (b) of this Agreement, and (ii) any amount of cash or non-cash dividends with respect to such Escrowed

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Purchaser Shares previously shall have been paid to the Stockholders pursuant to Section 8(b) hereof, then there shall also be delivered to Purchaser an additional number of Escrowed Purchaser Shares (an "ADDITIONAL DELIVERY") having an aggregate value equal to the aggregate amount of dividends paid to the Stockholders in respect of the Escrowed Purchaser Shares referred to in clause (i) of this Section 4(d). In the event an Additional Delivery is made in connection with either an Adjusted Net Book Value Deficiency or Target Losses, the Escrow Agent shall reduce the Stockholder Account of each Stockholder pro rata based on either such Stockholder's Allocable Portion, in the case of an Adjusted Net Book Value Deficiency, or such Stockholder's Equity Percentage, in the case of Target Losses, of the amount of the Additional Delivery. In the event an Additional Delivery is made in connection with Stockholder Losses, the Escrow Agent shall reduce only the Stockholder Account of the Stockholder or Stockholders responsible for such Stockholder Losses by the amount of the Additional Delivery. In no event, however, shall dividends in respect of Escrowed Purchaser shares which have been previously accounted for in an Additional Delivery be accounted for in any subsequent Additional Delivery.

         5. TERMINATION. Except as otherwise provided herein, this Agreement shall terminate on the earlier of (a) the Termination Date, or (b) the Escrow Agent's receipt of written notice of termination from Purchaser and the Representatives. Any Escrowed Purchaser Shares held in the Escrow Fund upon such termination shall be distributed by the Escrow Agent in accordance with the provisions of Section 6 hereof. Notwithstanding the foregoing, if on or before the Termination Date, Purchaser has duly delivered one or more Claim Certificates to the Escrow Agent with respect to a claim or claims for Liabilities or Losses for which Purchaser is entitled to indemnification under Sections 10.2 or 10.4 of the Merger Agreement and which have not been satisfied pursuant to this Agreement, then, as to Indemnity Shares only, the Escrow Fund shall not terminate with respect to such claims until all such claims have been fully satisfied or resolved in writing by Purchaser and the Representatives or a Final Determination has been rendered with respect thereto. Until such termination, the Escrow Agent shall retain in the Escrow Fund that number of Indemnity Shares equal in value to the aggregate amount of Losses or Liabilities specified in such Claim Certificates for which Purchaser is entitled to indemnification under Section 10.2 or 10.4 of the Merger Agreement; provided, however, that if at any time after the Termination Date, the value of the Indemnity Shares then remaining in the Escrow Fund exceeds the aggregate amount of Losses or Liabilities specified in such pending Claim Certificates, Purchaser shall, by written notice to the Escrow Agent and the Representatives, authorize the Escrow Agent to deliver to the stockholders that number of Indemnity Shares which is equal in value to the amount of such excess. Notwithstanding the foregoing, in the event any portion of the Losses or Liabilities specified in such pending Claim are Stockholder Losses, Indemnity Shares equal in value to such portion which are allocated to the Stockholder Accounts of the Stockholders who are not obligated to indemnify Purchaser for such Stockholder Losses shall not be retained in the Escrow Fund, but shall be distributed to such Stockholders in accordance with Section 6 hereof. Except as otherwise provided herein, upon the Escrow Agent's distribution or other delivery of any Escrowed Purchaser Shares in accordance with Section 4 or 5 hereof, the Escrow Agent shall have no further obligations under this Agreement with respect to such Escrowed Purchaser Shares. Upon the Escrow Agent's distribution or delivery of all the Escrowed Purchaser Shares pursuant hereto, the Escrow Agent shall have no further obligation hereunder and this Agreement shall terminate.

         6. DISTRIBUTION OF ESCROWED PURCHASER SHARES. Upon the termination of the Escrow Fund pursuant to Section 5 hereof, and subject to the terms of such
Section 5, the Escrow Agent shall, within ten (10) Business Days after such termination, distribute to each of the Stockholders at his last known address appearing on the records of the Escrow Agent or at such other address provided in writing by such Stockholder to the Escrow Agent, the Escrowed Purchaser Shares allocated to the Stockholder Account of such Stockholder.

         7. DELIVERY AND DEPOSIT OF ADDITIONAL SECURITIES. Any securities distributable in exchange for any of the Escrowed Purchaser Shares by reason of stock splits or recapitalizations shall be delivered to, and deposited with, the Escrow Agent, who shall hold such securities in the Escrow Fund, subject to all the provisions of this Agreement relating thereto. Any such distributions of securities shall be added to the Stockholder Accounts in accordance with their respective interests in the Escrow Fund. Any securities, cash or other property distributable with respect to any Escrowed Purchaser Shares by reason of stock dividends, liquidations, mergers, consolidations, spin-offs, split-offs or similar transaction shall be delivered to the respective Stockholders to whose Stockholder Accounts such Escrowed Purchaser Shares are allocated and shall not be subject to the terms of this Escrow Agreement or otherwise recoverable by Purchaser. In the event Purchaser repurchases any Escrowed Purchaser Shares for cash, such cash shall be paid to the respective Stockholders to whose Stockholder Accounts such Escrowed Purchaser Shares are allocated and shall not be held in the Escrow Fund.

         8.       VOTING;  DIVIDENDS.

                  (a) Each of the Stockholders shall have the right, in his discretion, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrowed Purchaser Shares credited to his Stockholder Account, and the Escrow Agent shall comply with any such directions of such Stockholder. The Escrow Agent shall not vote any of the Escrowed Purchaser Shares as to which no voting instructions have been given.

                  (b) Any cash or non-cash dividends payable or distributable with respect to the Escrowed Purchaser Shares shall be paid to the respective Stockholders to whose Stockholder Accounts such Escrowed Purchaser Shares are allocated and not to the Escrow Agent. Subject to the provisions of Section 4(d) hereof, such dividends shall not be subject to the terms of this Escrow Agreement or otherwise recoverable by Purchaser.

         9. REPRESENTATIONS AND WARRANTIES OF THE REPRESENTATIVES. Each of the Representatives represents and warrants as follows:

                  (a) The execution and delivery of this Agreement, and the consummation and performance by him of the transactions contemplated hereby, by him for and on behalf of the Stockholders have been, if applicable, duly and validly authorized by all necessary proceedings. He

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has full right, power and authority to execute and deliver this Agreement and perform the transactions contemplated hereby, for and on behalf of the Stockholders. This Agreement has been duly executed and delivered by him for and on behalf of the Stockholders and constitutes his legal, valid and binding obligation, enforceable against him in accordance with this Agreement's terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies); and

                  (b) His execution, delivery and performance of this Agreement for and on behalf of the Stockholders does not violate, conflict with, constitute a default under or result in the breach of any term, condition or provision of, or require the consent of any other party to, (i) any note, credit agreement, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, plan or other instrument or obligation to which he is a party or by which he or any of his properties or assets may be bound or affected, or (ii) violate any judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to him or his properties or assets, except for such violations, breaches, defaults or rights of termination, cancellation, acceleration, creation, imposition, suspension, revocation or modification as to which he has obtained requisite waivers or consents, copies of which have been delivered to Purchaser, or except as would not have a material adverse effect on such Representative's ability to perform his obligations hereunder.

         10. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Representatives, on behalf of the Stockholders, as follows:

                  (a) Its execution and delivery of this Agreement, and the consummation and performance by it of the transactions contemplated hereby, have been duly and validly authorized by all necessary proceedings. It has full right, power and authority to execute and deliver this Agreement and perform the transactions contemplated hereby. This Agreement has been duly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with this Agreement's terms (except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies); and

                  (b) Its execution, delivery and performance of this Agreement do not violate, conflict with, constitute a default under or result in the breach of any term, condition or provision of, or require the consent of any other party to, (i) any note, credit agreement, bond, mortgage, deed of trust, security interest, indenture, lease, license, contract, agreement, plan or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound or affected, or (ii) violate any judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to it or its properties or assets, except for such violations, breaches, defaults or rights of termination, cancellation, acceleration, creation, imposition, suspension, revocation or modification as to which it has obtained requisite waivers or consents, copies of which have been delivered to the Representatives, or except as would not have a material adverse effect on Purchaser's ability to perform its obligations hereunder.

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         11. PROVISION OF DOCUMENTS TO ESCROW AGENT. Purchaser and the
Representatives, to the extent within their respective powers, shall provide to the Escrow Agent all instruments and documents as are reasonably necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

         12. NOTICE. Unless written designation of a different address is filed with each of the other parties hereto, all notices, Return Certificates and Claim Certificates required to be given under this Agreement shall be deemed to have been properly given if in writing and delivered or mailed by registered or certified mail, postage prepaid. Mailed notices, Return Certificates and Claim Certificates shall be deemed given when duly mailed and addressed as follows:

         Purchaser:

                                    LaBranche & Co Inc.
                                    One Exchange Plaza
                                    25th Floor
                                    New York, New York 10006
                                    Attention: Michael LaBranche

                                    With a copy to:

                                    Fulbright & Jaworski L.L.P.
                                    666 Fifth Avenue
                                    New York, New York 10103
                                    Attention: Jeffrey M. Marks, Esq.

         Representatives:

                                    George E. Robb, Jr.
                                    c/o LaBranche & Co. LLC
                                    One Exchange Plaza
                                    New York, New York 10006

                                    and


                                    Robert M. Murphy
                                    c/o LaBranche & Co. LLC
                                    One Exchange Plaza
                                    New York, New York 10006

                                    With a copy to:

                                    Kelley Drye & Warren LLP
                                    Two Stamford Plaza
                                    281 Tresser Boulevard
                                    Stamford, Connecticut 06901-3229
                                    Attention: Paul F. McCurdy, Esq.

                                    and

                                    Clifford Chance Rogers & Wells LLP
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attention: Bonnie A. Barsamian, Esq.
                                    Fax: (212) 878-8375

         Escrow Agent:

                                    --------------------
                                    --------------------
                                    --------------------
                                       -----------------


         13. LIABILITY OF THE ESCROW AGENT. The Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed or presented by the proper person and shall not be liable in connection with the performance by it of its duties pursuant to the provisions of this Agreement, except for its own willful misconduct or gross negligence. The Escrow Agent may retain counsel and act with respect to this Agreement and its obligations hereunder on the advice of such counsel. The Escrow Agent shall be, and hereby is, indemnified and saved harmless by Purchaser from all losses, costs and expenses (including reasonable attorneys' fees) which may be incurred by it as a result of its involvement in any litigation arising from performance of its duties hereunder, provided that such litigation or action in interpleader shall not result from any action taken or omitted by the Escrow Agent and for which it shall have been adjudged to have acted in bad faith or to have been grossly negligent. Purchaser and the Representatives may give written directions to the Escrow Agent to prepare and file tax information or to withhold any payments hereunder for tax purposes. Purchaser shall indemnify and hold harmless the Escrow Agent from and against all liability for tax withholding and/or reporting for any payments made by the Escrow Agent pursuant to this Agreement. The Escrow Agent shall have no duties or obligations except those expressly set forth in this Escrow Agreement, and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall have no obligation to make any payment, investment or disbursement of any

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type pursuant hereto or to incur any financial liability in the performance of its duties hereunder unless Purchaser shall have deposited with the Escrow Agent sufficient funds therefor. The Escrow Agent may conclusively rely upon and shall be protected in acting upon the written (which shall include instructions given by telecopier or other telecommunications device) or oral instructions given jointly by (i) any officer or agent of Purchaser and the Representatives or (ii) counsel to Purchaser and counsel to the Representatives with respect to any matter relating to its actions as Escrow Agent hereunder, and the Escrow Agent shall be entitled to request that further instructions be given by such persons or to request that instructions be given in writing.

         14. FEES AND EXPENSES. Purchaser shall pay to the Escrow Agent its reasonable fees for the services rendered by the Escrow Agent pursuant to the provisions of this Agreement with respect to the Escrow Fund and will reimburse the Escrow Agent for its reasonable expenses (including reasonable fees and disbursements of its counsel) incurred in connection with the performance by it of such services. Purchaser shall pay any transfer taxes incurred as a result of the operation of any provision of this Agreement relating to the Escrow Fund.

         15. RESOLUTION OF DISPUTES. Disputes arising under this Agreement shall be resolved in the same manner as provided in the Merger Agreement, provided, however, that if any dispute arises as to any matter arising under this Escrow Agreement or there arises any uncertainty as to the meaning or applicability of any of the provisions hereof, or as to the Escrow Agent's duties, rights or responsibilities hereunder, the Escrow Agent may, at its option at any time thereafter, deposit the Escrowed Purchaser Shares then being held by it with a court having appropriate jurisdiction, and the Escrow Agent shall thereby be discharged and relieved of all liability hereunder.

         16. GOVERNING LAW. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York, without reference to its conflicts of laws provisions.

         17. BINDING EFFECT. This Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of Purchaser, the Stockholders, the Representatives and the Escrow Agent and their respective heirs, successors and assigns.

         18. SUCCESSOR ESCROW AGENT. The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving notice in writing to Purchaser and the Representatives and shall be discharged of its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided. In the event of any such resignation, a successor Escrow Agent, which shall be a bank depository institution or trust company organized under the laws of the United States of America or any state thereof having a combined capital and surplus of not less than $50,000,000, shall be appointed by Purchaser. Any such successor Escrow Agent shall deliver to Purchaser and the Representatives a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the entire Escrow Fund.

         19. CONFIRMATION OF ESCROW AGENT'S APPOINTMENT. Purchaser and the Representatives hereby confirm the appointment of the Escrow Agent under this Escrow Agreement, and the Escrow Agent hereby accepts such appointment.

         20. ENTIRE AGREEMENT. This Agreement, the Merger Agreement and the Stockholder Agreements contain the entire agreement among the parties hereto and the Stockholders with respect to the transactions contemplated hereby and supersede all prior agreements and understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement.

         21. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions, and this Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted.

         22. AMENDMENTS. This Agreement may only be amended or modified by a written instrument executed by Purchaser, the Representatives (on behalf of the Stockholders) and the Escrow Agent.

         23. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day, month and year first written above.



                                        LaBRANCHE & CO INC.



                                        By:
                                           ------------------------------------
                                             Name: George M.L. LaBranche
                                             Title: Chairman, Chief Executive
                                                      Officer and President




                                        ---------------------------------------
                                        GEORGE E. ROBB, JR., as a Representative


                                        ---------------------------------------
                                        ROBERT M. MURPHY, as a Representative
Accepted and Agreed:

___________________, as Escrow Agent


By:
   ---------------------------------
Name:
Title:

                                ESCROW AGREEMENT
                                   SCHEDULE 1
            STOCKHOLDERS AND ALLOCATION OF ESCROWED PURCHASER SHARES

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NAME OF STOCKHOLDER               NUMBER OF INDEMNITY            NUMBER OF         ALLOCABLE PORTION
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                                        SHARES              ADJUSTMENT SHARES
                                        ------              -----------------
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